UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of earliest event reported):  June 13, 2012

The Savannah Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Bull Street, Savannah, Georgia 31401
(Address of principal executive offices) (Zip Code)

(912) 629-6486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 13, 2012, SAVB Holdings, LLC (hereinafter, the “Maker” or “SAVB Holdings”), a wholly-owned subsidiary of The Savannah Bancorp, Inc. (the “Company”), entered into an Amended and Restated Promissory Note (the “Note”) in the principal amount of $7,861,614 in favor of Lewis Broadcasting Corporation (the “Holder” or “Lewis Broadcasting”), amending and restating that certain Promissory Note made by SAVB Holdings in favor of the Holder, dated June 4, 2010 (the “Original Note”).  J. Curtis Lewis III, a director of the Company, is President of Lewis Broadcasting.  All outstanding principal and accrued but unpaid interest under the Note is payable on or before the earlier of (1) September 29, 2012 or (2) the closing of a public or private securities offering in which the Maker or the Company receives net proceeds of at least $10,000,000.  The Note is secured by the unconditional guarantee of the Company and a blanket assignment or pledge of all the assets of the Maker.  Interest is payable monthly at a variable rate, adjusted daily, equal to 200 basis points in excess of the “prime rate,” but in no event less than seven and one-half percent (7.5%) per annum.

The Note contains the following financial covenants: (i) during the term of the Note, the dividends paid out by the Company, on a quarterly basis, shall not exceed 50 percent of the Company’s after tax net income for the preceding quarter; (ii) The Savannah Bank and Bryan Bank & Trust shall each maintain a “well-capitalized” status as determined by the Office of the Comptroller of the Currency and the Georgia Department of Banking and Finance, respectively; (iii) on the date of the Note and on the last day of each calendar quarter during the term of the Note, SAVB Holdings shall maintain a loan-to-value ratio of at least 1.00:1.00; and (iv) on the date of the Note and on the last day of each calendar quarter during the term of the Note, the amount of nonperforming assets of the Company shall not exceed 4.25 percent of the total assets of the Company.  The Company’s non-compliance with any of these covenants will result in an increase in the interest rate payable pursuant to the Note.

As of March 31, 2012, the Company exceeded the non-performing assets ratio and Bryan Bank & Trust was not considered “well-capitalized,” which constitutes an event of default under the terms of the Note.  As a result, the interest rate payable on the Note was increased 50 basis points to 8.00 percent.  As of March 31, 2012, the Company met all of the other covenants contained in the Note.

The foregoing summary description of the Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)               Exhibits.
10.1               Amended and Restated Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAVANNAH BANCORP, INC. (REGISTRANT)

By:  /s/ Michael W. Harden, Jr.
Michael W. Harden, Jr.
Chief Financial Officer

Date:  June 19, 2012